SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2010

Intelsat S.A.

(Exact Name of Registrant as Specified in Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg		L-1246
(Address of Principal Executive Offices)		(Zip Code)

+(352) 27 84 1600

Registrant’s telephone number, including area code

n/a

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Option Agreements

On August 20, 2010, the Option Agreements between Intelsat Global S.A. (the “Company”) and David McGlade, Phillip Spector and Michael McDonnell dated May 6, 2009 and the Option Agreements between the Company and Steven Spengler, Thierry Guillemin and certain management employees dated May 8, 2009 were amended, effective as of August 5, 2010. The Option Agreements previously provided that if certain specified shareholders sell all their shares in the Company, a certain portion of the shares subject to each option (the “Performance Exit Options”) will be eligible to vest if the total cash proceeds received by such shareholders is equal to at least 4.1 times their initial investment. Each Amendment provides that if the certain specified shareholders sell all their shares in the Company and do not achieve at least 4.1 times their initial investment, a portion of the Performance Exit Options will be eligible to vest if the total cash proceeds received by such shareholders is greater than 3.3 times their initial investment and greater than the investment return achieved on an earlier measurement date.

Unallocated Bonus Plan

On August 20, 2010, the Company implemented a new Unallocated Bonus Plan (the “Bonus Plan”) and, in connection with the Bonus Plan, entered into letter agreements with Mr. McGlade, Mr. Spector and Mr. McDonnell providing that the Bonus Plan may not be amended in any manner that would adversely affect the rights of Mr. McGlade, Mr. Spector or Mr. McDonnell without his prior consent. Pursuant to the Intelsat Global, Ltd. 2008 Share Incentive Plan (the “Equity Plan”), approximately 10% of the shares of the Company may be awarded to management as options and/or restricted shares (the “Pool”). The Bonus Plan provides for the distribution of the value of any unallocated shares that remain of the Pool, and that otherwise would have been vested, on certain measurement dates to the Equity Plan participants who remain employed by the Company at that time. Each such participant will be eligible to receive a pro-rata share of the value of the unallocated Pool, based on the percentage of allocated shares held by such participant and the length of time elapsed since such participant was granted the underlying award(s). The bonus will be payable in the form of cash or shares of the Company, as set forth in the Bonus Plan. If the Equity Plan participants do not become eligible to receive a bonus on or prior to February 4, 2015, the Bonus Plan expires and no bonuses will be payable under the Bonus Plan.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Amendment to Option Agreement

10.2	Unallocated Bonus Plan

10.3	Form of Letter Agreement between Intelsat Global S.A. and David McGlade, Phillip Spector and Michael McDonnell regarding Unallocated Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2010

INTELSAT S.A.

By:	/s/ Michael McDonnell
Name:	Michael McDonnell
Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Amendment to Option Agreement

10.2	Unallocated Bonus Plan

10.3	Form of Letter Agreement between Intelsat Global S.A. and David McGlade, Phillip Spector and Michael McDonnell regarding Unallocated Bonus Plan